UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

AutoZone, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street, Memphis, Tennessee 38103
(Address of Principal Executive Offices) (Zip Code)

(901) 495-6500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2023, AutoZone, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC, Truist Securities, Inc., and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase, $500,000,000 aggregate principal amount of the Company’s 6.250% Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of the Company’s 6.550% Notes due 2033 (the “2033 Notes” and, together with the 2028 Notes, the “Notes”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1.

Certain of the Underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement. Certain of the Underwriters or their affiliates are lenders and/or agents under the Company’s existing revolving credit facilities.

The information provided in Item 2.03 of this report is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 25, 2023, the Company completed the sale of the Notes. The 2028 Notes bear interest at a fixed rate equal to 6.250% per year, payable semi-annually, and the 2033 Notes bear interest at a fixed rate equal to 6.550% per year, payable semi-annually.

The Notes were issued pursuant to an Indenture dated as of August 8, 2003 (the “Indenture”), between the Company and Regions Bank, as successor trustee, and were offered and sold pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2022, on Form S-3 (File No. 333-266209), as supplemented by a prospectus supplement dated October 19, 2023, filed with the Commission on October 20, 2023. Pursuant to the Indenture, the Company executed an Officers’ Certificate dated October 25, 2023 setting forth the terms of the 2028 Notes (the “2028 Officers’ Certificate”) and an Officers’ Certificate dated October 25, 2023 setting forth the terms of the 2033 Notes (the “2033 Officers’ Certificate” and, together with the 2028 Officers’ Certificate, the “Officers’ Certificates”).

The Company will pay interest on the 2028 Notes on May 1 and November 1 of each year, beginning on May 1, 2024, and the Company will pay interest on the 2033 Notes on May 1 and November 1 of each year, beginning on May 1, 2024. The 2028 Notes will mature on November 1, 2028, and the 2033 Notes will mature on November 1, 2033. The Notes are senior unsecured debt obligations of the Company and rank equally with the Company’s other senior unsecured liabilities and senior to any future subordinated indebtedness of the Company. The Notes are subject to customary covenants restricting the Company’s ability, subject to certain exceptions, to incur debt secured by liens, to enter into sale and leaseback transactions or to merge or consolidate with another entity or sell substantially all of its assets to another person. The Indenture provides for customary events of default and further provides that the trustee or the holders of 25% in aggregate principal amount of the outstanding series of Notes may declare such Notes immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period.

The Company may redeem the Notes at the Company’s option, at any time in whole or from time to time in part, on not less than 10 nor more than 60 days’ notice, at the redemption prices described in the applicable Officers’ Certificate. If a change of control triggering event, as defined in the applicable Officers’ Certificate, occurs, unless the Company has exercised its option to redeem the Notes, holders of the Notes may require the Company to repurchase the Notes at the prices described in the applicable Officers’ Certificate.

The above description of the Officers’ Certificates and the Notes is qualified in its entirety by reference to the Officers’ Certificates pursuant to the Indenture setting forth the terms of the Notes, and the forms of the Notes, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, and 4.4, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 19, 2023, by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC, Truist Securities, Inc., and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

4.1	Officers’ Certificate for the 2028 Notes, pursuant to Section 3.2 of the Indenture, dated October 25, 2023, setting forth the terms of the 2028 Notes.

4.2	Officers’ Certificate for the 2033 Notes, pursuant to Section 3.2 of the Indenture, dated October 25, 2023, setting forth the terms of the 2033 Notes.

4.3	Form of 6.250% Note due 2028 (included in Exhibit 4.1).

4.4	Form of 6.550% Note due 2033 (included in Exhibit 4.2).

5.1	Opinion of Bass, Berry & Sims PLC.

5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2023

AUTOZONE, INC.

By:	/s/ Jamere Jackson
Name:	Jamere Jackson
Title:	Chief Financial Officer